Exhibit 1
PROGRESS ENERGY, INC.
Common Stock
UNDERWRITING AGREEMENT
January 7, 2009
To the Representative(s) named in Schedule II hereto
of the Underwriters named in Schedule II hereto
Dear Ladies and Gentlemen:
     The undersigned Progress Energy, Inc. (the “Company”) hereby confirms its agreement with each of the several Underwriters hereinafter named as follows:
     1. Underwriter(s) and Representative(s). The term “Underwriters” as used in this Underwriting Agreement (the “Agreement”) shall be deemed to mean the firm or the several firms named in Schedule II hereto and any underwriter substituted as provided in paragraph 7 hereof, and the term “Underwriter” shall be deemed to mean any one of such Underwriters. If the firm or firms listed as Representative(s) in Schedule II hereto (individually and collectively, the “Representative”) are the only firm or firms serving as underwriters, then the terms “Underwriters” and “Representative,” as used herein, shall each be deemed to refer to such firm or firms. Each Representative represents jointly and severally that they have been authorized by the Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one firm is named as Representative in Schedule II hereto, any action under or in respect of this Agreement may be taken by such firms jointly as the Representative, or by one of the firms acting on behalf of the Representative, and such action will be binding upon all the Underwriters.
     2. Description of Securities. The Company proposes to issue and sell 12,500,000 shares of its common stock (no par value) in the amount specified in Schedule II hereto (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,875,000 shares of its common stock (no par value) (the “Option Shares”) if and to the extent the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in paragraph 4 hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock (no par value) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”
     3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-155418) (the

“Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an indeterminate amount of Senior Debt Securities, Junior Subordinated Debentures, Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units and Guarantees (collectively, the “Registered Securities”). The Registration Statement was effective upon filing on November 18, 2008. The term “Registration Statement” shall be deemed to include all amendments prior to the Applicable Time (defined below) and all documents incorporated by reference therein (the “Incorporated Documents”). The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement, is hereinafter called the “Basic Prospectus.” The Basic Prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement, dated January 6, 2009, relating to the Shares, and all prior amendments or supplements thereto (other than amendments or supplements relating to the Registered Securities other than the Shares), including the Incorporated Documents, is hereinafter referred to as the “Preliminary Prospectus.” The Preliminary Prospectus, as amended and supplemented, including the Incorporated Documents, at or immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The Basic Prospectus included in the Registration Statement, as it is to be supplemented by a prospectus supplement, dated on the date hereof, substantially in the form delivered to the Representative prior to the execution hereof, relating to the Shares (the “Prospectus Supplement”) and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Shares), including the Incorporated Documents, is hereinafter referred to as the “Prospectus.” Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), deemed to be incorporated therein after the date hereof and prior to the termination of the offering of the Shares by the Underwriters; and any references herein to the terms “Registration Statement” or “Prospectus” at a date after the filing of the Prospectus Supplement shall be deemed to refer to the Registration Statement or the Prospectus, as the case may be, as each may be amended or supplemented prior to such date.
     For purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (New York City time) on the date of this Agreement; the documents and other information listed in Schedule III hereto, taken together, as of the Applicable Time are collectively referred to as the “Pricing Disclosure Package”; and all references to the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).
     (b) The Registration Statement, at each time and date it became, or is deemed to have become, effective, complied, and the Registration Statement and the Prospectus, as of the date hereof and at the Closing Date, will comply, in all material respects, with the applicable provisions of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each time and date it became, or is deemed to have become, effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Pricing Disclosure Package as of the Applicable Time did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each broadly available electronic road show within the meaning of Rule 433(h)(5), if any, when considered as a whole with the Pricing Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Prospectus, as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with the information furnished herein or in writing to the Company by the Representative or by or on behalf of any Underwriter through the Representative expressly for use in the Prospectus. The Incorporated Documents, at the time they were each filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the instructions, rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Shares by the Underwriters will, at the time they are each filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the instructions, rules and regulations of the Commission thereunder; and, when read together with the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such documents included or includes or will include any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Permitted Free Writing Prospectus listed on Schedule III hereto does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
     (c) With respect to the Registration Statement, (i) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement and (iii) the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied.
     (d) (i) At the time of filing of the Registration Statement and (ii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act;

     (e) The historical financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the financial condition and operations of the Company and its subsidiaries as a whole at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except that the quarterly financial statements, if any, incorporated by reference from any Quarterly Reports on Form 10-Q contain condensed footnotes prepared in accordance with applicable Exchange Act rules and regulations; and Deloitte & Touche LLP, which has audited the financial statements, is an independent registered public accounting firm as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.
     (f) Except as reflected in, or contemplated by, the Registration Statement and the Pricing Disclosure Package, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, and prior to the Closing Date, (i) there has not been any material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries, considered as a whole; (ii) there has not been any material transaction entered into by the Company or any of its significant subsidiaries (as such term is defined in Rule 1-01(w) of Regulation S-X) of the Company (each a “Significant Subsidiary” and each of which is listed on Schedule IV hereto) other than transactions contemplated by the Registration Statement and the Pricing Prospectus or transactions arising in the ordinary course of business; (iii) neither the Company nor its subsidiaries has any material contingent obligation that is not disclosed in the Registration Statement and the Pricing Disclosure Package that could likely result in a material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries, considered as a whole; and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (g) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its articles of incorporation, by-laws and applicable law.
     (h) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under the articles of incorporation or the by-laws of the Company or any Significant Subsidiary, applicable law or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Significant Subsidiary is now a party, or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its Significant Subsidiaries or any of their assets, properties or operations that, in the case of any such breach, default or Repayment Event, would have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary of the Company.
     (i) The Shares conform in all material respects to the description contained in the Pricing Disclosure Package and the Prospectus.
     (j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina; each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization; each of the Company and each Significant Subsidiary has corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated under this Agreement and the other agreements to which it is a party; and each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole.
     (k) The Company has the authorized capitalization as set forth in the Pricing Disclosure Package. The authorized capital stock of the Company is 20,000,000 shares of preferred stock and 500,000,000 shares of common stock, of which no shares of preferred stock and 263,504,616 shares of common stock are issued and outstanding (except for subsequent issuances, if any, pursuant to this Agreement, or pursuant to agreements or employee benefit plans referred to in the Prospectus or pursuant to the Company’s Investor Plus Plan). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights, if any, of any securityholder of the Company.
     (l) The issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the common capital stock of each Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.
     (m) The issuance of the Shares has been duly authorized by the Company and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (n) The Common Stock (other than the Shares) is and, upon issuance and the giving of official notice of issuance to The New York Stock Exchange, the Shares will be, listed on The New York Stock Exchange.
     (o) Neither the Company nor any of its Significant Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).
     (p) Except as described in or contemplated by the Pricing Disclosure Package and the Prospectus, there are no pending or, to the knowledge of the Company, threatened actions, suits or proceedings (regulatory or otherwise) against or affecting the Company or any of its subsidiaries or properties that are likely in the aggregate to result in any material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole, or that are likely in the aggregate to materially and adversely affect the Shares or the consummation of this Agreement or the transactions contemplated herein or therein.
     (q) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions herein contemplated, except such as have already been made or obtained or as may be required under the Securities Act or state securities laws.
     (r) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or by-laws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreements or instruments to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of them is subject except for such defaults that would not result in a material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole.
     (s) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, in the aggregate, result in a material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof.
     (t) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing

Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries, considered as a whole; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, except where such revocation or modification would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries, considered as a whole.
     (u) The Company’s internal control over financial reporting includes policies and procedures that are designed to (i) provide for the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions concerning the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States of America; (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
     (v) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.
     (w) The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officer, as appropriate, to allow timely decisions regarding disclosure; as of the time of the last evaluation by the Company’s principal executive and principal financial officers, such disclosure controls and procedures are effective.
     4. Purchase and Sale.
     (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto at the purchase price set forth in Schedule III hereto.
     (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have a right to purchase, severally and not jointly, the Option Shares at the purchase price set forth in Schedule III, less an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on the Option Shares. Option Shares may be purchased as provided in this paragraph 4 in whole or in part from time to time, on the Closing Date and thereafter as provided herein, solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears approximately the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     (c) The Company hereby agrees that, without the prior written consent of the Representative, it will not during the period ending 60 days after the date of this Agreement (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise transfer or dispose of, directly or indirectly, or to register or announce the sale or offering of any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of such common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of such common stock or such other securities, in cash or otherwise.
     (d) The foregoing subparagraph (c) shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing and to which the Representative has consented; (iii) the issuance or grant of shares of common stock or options or rights to purchase shares of common stock pursuant to the Company’s benefit and compensation plans existing on the date hereof including, but not limited to, the Progress Energy 401(k) Savings and Stock Ownership Plan, the Savings Plan for Employees of Florida Progress Corporation, the Progress Energy Inc. 1997 Equity Incentive Plan Amended and Restated as of September 26, 2001, the Progress Energy Inc. 2002 Equity Incentive Plan (amended and restated effective July 10, 2002) and any employee stock option plan that may be adopted by the Company, in amounts and on terms consistent with those plans; (iv) the issuance or grant of shares of common stock or options or rights to purchase shares of common stock in connection with the Progress Energy Investor Plus Plan; and (v) agreements or arrangements in connection with acquisition transactions involving the issuance or sale of shares of common stock or relating to options, rights, warrants or any securities convertible into or exercisable or exchangeable for shares of common stock, where the acquisition transactions are consummated more than 60 days after the date of the Prospectus.
     5. Manner of Sale. The Underwriters agree to make promptly a bona fide public offering of the Shares to the public for sale as set forth in the Pricing Disclosure Package,

subject, however, to the terms and conditions of this Agreement. The Underwriters agree that the information that they have presented to investors at or prior to the execution of this Agreement is consistent in all material respects with the information that is contained in the Pricing Disclosure Package.
     6. Free Writing Prospectuses.
     (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the Securities Act. Any such free writing prospectus the use of which is consented to by the Company and the Representative is referred to herein as a “Permitted Free Writing Prospectus.” The only Permitted Free Writing Prospectus as of the time of this Agreement is the final term sheet referred to in paragraph 6(b) below.
     (b) The Company agrees to file a final term sheet (if one is conveyed to investors), in the form of Schedule I hereto and approved by the Representative pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule.
     (c) The Company and the Underwriters have complied and will comply with the requirements of Rule 164 and Rule 433 under the Securities Act applicable to any free writing prospectus, including timely Commission filing where required and legending.
     (d) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict in any material respect with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative, expressly for use therein.

     7. Delivery of the Shares and Payment Therefor; Default of Underwriters.
     (a) Delivery of and payment for the Firm Shares shall be made at 10:00 a.m., New York City time, on January 12, 2009, which date and time may be postponed by mutual written agreement of the Representative and the Company (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of and payment of all or any portion of the Option Shares shall be made from time to time at 10:00 a.m., New York City time, on the third business day (unless postponed in accordance with the provisions of paragraph 7(c) hereof) following the giving of the notice described below, each as shall be designated in written notices from the Representative to the Company of the Representative’s determination, on behalf of the Underwriters, to purchase a number, specified in said notices, of Option Shares, or on such other date as shall be agreed upon by the Representative and the Company. The time and date of any such payments are hereinafter referred to as an “Option Closing Date” (the Closing Date or any Option Closing Date, as applicable, is hereinafter referred to as the “Relevant Closing Date”). The notices of a determination to exercise the option to purchase all or any portion of the Option Shares and of an Option Closing Date may be given at any time within 30 days after the date of this Agreement.
     (b) Delivery of the Shares shall be made against payment by the Representative of the applicable purchase price thereof, to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. The Shares will be delivered to the Representative for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) and will be made available for inspection by the Representative at the offices of Hunton & Williams LLP, Raleigh, North Carolina, not later than 1:00 p.m. New York City time on the business day before the Relevant Closing Date, or such other date, time and place as the Representative and the Company may agree. The certificates evidencing Shares to be purchased hereunder shall be delivered to, or at the direction of, the Representative on the Relevant Closing Date against payment of the applicable purchase price therefor by wire transfer of immediately available funds to the order of the Company.
     (c) If one or more Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for the number of Shares to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the non-defaulting Underwriters shall be obligated to take up and pay for (in addition to the respective number of Shares set forth opposite their respective names in Schedule II hereto) the number of Shares which such defaulting Underwriter or Underwriters failed to take up and pay for, up to a number thereof equal to, in the case of each non-defaulting Underwriter, 10% of the number of Shares otherwise to be purchased by such. Each non-defaulting Underwriter on such Relevant Closing Date shall do so on a pro-rata basis according to the amounts set forth opposite the name of such non-defaulting Underwriter in Schedule II hereto, and such non-defaulting Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for, the remaining number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Shares still remain, then the Company or the Representative shall be entitled to an additional period of 24 hours within which to procure another party or parties, members of the Financial Industry Regulatory Authority, Inc. (the “Authority”) (or if not members of the Authority, who are not eligible for membership in the Authority and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the Authority’s Conduct Rules) and satisfactory to the Company, to purchase or agree to purchase such unpurchased Shares on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Relevant Closing Date for a period not to exceed three full business days from the date agreed upon in accordance with this paragraph 7, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If (i) neither the non-defaulting Underwriters nor the Company has arranged for the purchase of such unpurchased Shares by another party or parties as above provided and (ii) the Company and the non-defaulting Underwriters have not mutually agreed to offer and sell the Shares other than the unpurchased Shares, then this Agreement, or the obligations of the several Underwriters to purchase Option Shares on a date which is after the Closing Date, as the case may be, shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter that shall have failed or refused, in accordance with the terms hereof, to purchase and pay for the number of Shares that such Underwriter has agreed to purchase as provided in paragraph 4 hereof), except as otherwise provided in paragraph 8 and paragraph 9 hereof.
     8. Covenants of the Company. The Company covenants with each Underwriter that:
     (a) As soon as reasonably possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”), setting forth, among other things, the necessary information with respect to the terms of offering of the Shares and make any other required filings pursuant to Rule 433 under the Securities Act. Upon request, the Company will promptly deliver to the Representative and to counsel for the Underwriters, to the extent not previously delivered, one fully executed copy or one conformed copy, certified by an officer of the Company, of the Registration Statement, as originally filed, and of all amendments thereto, if any, heretofore or hereafter made, (other than those relating solely to Registered Securities other than the Shares), including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representative), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Representative for distribution to the Underwriters as many conformed copies of the foregoing (excluding the exhibits, but including all documents incorporated therein) as the Representative may reasonably request. The Company will also send to the Underwriters as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Prospectus and the Preliminary Prospectus as the Representative may reasonably request for the purposes required by the Securities Act.

     (b) During such period (not exceeding nine months) after the commencement of the offering of the Shares as the Underwriters may be required by law to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Representative shall occur, which in the Company’s reasonable opinion (after consultation with counsel for the Representative), should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in light of the circumstances when it is delivered to a purchaser (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), or if it is necessary to amend the Prospectus to comply with the Securities Act, the Company will forthwith at its expense prepare, file with the Commission and furnish to the Underwriters and dealers named by the Representative a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus that will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. In case any Underwriter is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) after the expiration of nine months after the commencement of the offering of the Shares, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.
     (c) The Company will make generally available to its security holders, as soon as reasonably practicable, but in any event not later than 16 months after the end of the fiscal quarter in which the filing of the Prospectus pursuant to Rule 424 occurs, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months beginning not later than the first day of the Company’s fiscal quarter next following the filing of the Prospectus pursuant to Rule 424.
     (d) The Company will use commercially reasonable efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Relevant Closing Date and to satisfy all conditions precedent to the delivery by it of the Shares.
     (e) The Company will advise the Representative, or the Representative’s counsel, promptly of the filing of the Prospectus pursuant to Rule 424 and of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use commercially reasonable efforts to obtain the prompt removal thereof.
     (f) If at any time when Shares remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Representative, or take such other action, after consultation with counsel, as the Company believes is appropriate, (iii) use commercially reasonable efforts to cause any new registration statement or post-effective amendment that may be filed pursuant to clause (ii) above, to be declared effective and (iv) promptly notify the Representative of any such effectiveness. The Company will take all other commercially reasonable action as it deems appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (g) The Company will use commercially reasonable efforts to qualify the Shares, as may be required, for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Representative may designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction.
     (h) Prior to the termination of the offering of the Shares, the Company will not file any amendment to the Registration Statement or supplement to the Pricing Prospectus or the Prospectus that shall not have previously been furnished to the Representative or of which the Representative shall not previously have been advised or to which the Representative shall reasonably object in writing and which has not been approved by the Underwriter(s) or their counsel acting on behalf of the Underwriter(s).
     9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, (ii) the delivery of the Shares to the Underwriters, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the expenses in connection with the qualification of the Shares under securities laws in accordance with the provisions of paragraph 8(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith, such fees and disbursements not to exceed $7,500, (v) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey; and the Company will pay all taxes, if any (but not including any transfer taxes), on the issue of the Shares.
     The fees and disbursements of Underwriters’ counsel shall be paid by the Underwriters (subject, however, to the provisions of this paragraph 9 requiring payment by the Company of fees and disbursements not to exceed $7,500); provided, however, that if this Agreement is terminated in accordance with the provisions of paragraph 10, 11 or 13 hereof, the Company shall reimburse the Representative for the account of the Underwriters for the fees and disbursements of Underwriters’ counsel. The Company shall not be required to pay any amount for any expenses of the Representative or of any other of the Underwriters except as provided in paragraph 8 hereof and in this paragraph 9. The Company shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profit.
     10. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Closing Date, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following further conditions:
     (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date; and no proceedings for that purpose shall be pending before, or, to the Company’s knowledge, threatened by, the Commission on the Closing Date and no notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act shall have been received by the Company. The Representative shall have received, prior to payment for the Shares, a certificate dated the Closing Date and signed by the Chairman, President, Treasurer or a Vice President of the Company to the effect that no such stop order is in effect, that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission and no notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act has been received by the Company.
     (b) There shall not have occurred any material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries, considered as a whole, from that set forth in the Pricing Disclosure Package as of the date of this Agreement that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Pricing Disclosure Package.
     (c) At the Closing Date, the Representative shall receive favorable opinions and, with respect to clauses (vii) and (viii), assurance statements from: (1) Hunton & Williams LLP, counsel to the Company, which opinion shall be satisfactory in form and substance to counsel for the Underwriters, and (2) Dewey & LeBoeuf LLP, counsel for the Underwriters, in each of which opinions said counsel may rely as to all matters of North Carolina law upon the opinion of Frank A. Schiller, Esq., General Counsel of the Company, to the effect that:
     (i) assuming delivery to and payment for the Shares by the Underwriters, as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable;
     (ii) the shareholders of the Company are not entitled to statutory preemptive or, to such counsel’s knowledge, other similar contractual rights to subscribe for the Shares, and the Shares have been duly authorized for listing on The New York Stock Exchange;

     (iii) the form of the certificates for the Shares conforms in all material respects to the requirements of the North Carolina Business Corporation Act and The New York Stock Exchange;
     (iv) the statements made in the Basic Prospectus under the caption “DESCRIPTION OF CAPITAL STOCK—Common Stock,” insofar as they purport to constitute summaries of the documents referred to therein, are accurate summaries in all material respects;
     (v) the statements made in the Pricing Prospectus and the Prospectus under the caption “Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders of Common Stock,” insofar as they purport to constitute summaries of matters of U.S. federal income tax law or legal conclusions with respect thereto, are accurate and complete in all material respects;
     (vi) this Agreement has been duly and validly authorized, executed and delivered by the Company;
     (vii) the Registration Statement, at each time and date it was declared, or is deemed to have become effective by the Commission, and the Pricing Disclosure Package and the Prospectus, as of their respective dates (except as to the financial statements and schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in or incorporated by reference therein, or excluded therefrom and that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 upon which such opinions need not pass), appeared on their face to respond in all material respects to the requirements of the Securities Act and the applicable instructions, rules and regulations of the Commission thereunder; and the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus and the Prospectus pursuant to Item 12 of Form S-3 (except as to financial statements and schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in or incorporated by reference therein or excluded therefrom and that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1, upon which such opinions need not pass), at the time they were filed with the Commission, appeared on their face to respond in all material respects to the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become effective under the Securities Act and, such counsel has been verbally advised by the staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for a stop order with respect thereto have been instituted by the Commission; and

     (viii) nothing has come to the attention of said counsel that would lead them to believe that the Registration Statement, at each time and date it was declared, or is deemed to have become, effective by the Commission contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and nothing has come to the attention of said counsel that would lead them to believe that (x) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) the Prospectus, as of its date and, as amended or supplemented, at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in or incorporated by reference therein, or excluded therefrom, and that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1, upon which such opinions need not pass).
provided, however, that Dewey & LeBoeuf LLP will not provide the opinion contained in subparagraphs (b)(ii) and (b)(iii) (as to the requirements of the North Carolina Business Corporation Act), (b)(v) or (b)(vii) (as to documents incorporated by reference, at the time they were filed with the Commission) of this paragraph 10.
     (d) At the Closing Date, the Representative shall receive from Frank A. Schiller, Esq., General Counsel of the Company, a favorable opinion and/or assurance statement in form and substance satisfactory to counsel for the Underwriters, to the same effect with respect to the matters enumerated in subdivisions (i) through (iv), (vi) and (viii) of subparagraph (b) of this paragraph 10 as the opinions required by said subparagraph (b) and to the further effect that:
     (i) the Company has been incorporated, is a validly organized and existing corporation and is in good standing under the laws of the State of North Carolina; each Significant Subsidiary is a validly organized and existing corporation and is in good standing under the laws of the jurisdiction of its organization; and the Company and each of its subsidiaries is qualified as a foreign corporation in each state where the failure to be so qualified would have a material adverse effect on the Company and its subsidiaries considered as a whole;
     (ii) each of the Company and each Significant Subsidiary is duly authorized by its articles of incorporation to conduct the business which it is now conducting as set forth in the Pricing Disclosure Package and the Prospectus;
     (iii) the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company;

     (iv) the authorized capital stock of the Company is 20,000,000 shares of preferred stock and 500,000,000 shares of common stock; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company to subscribe for such stock;
     (v) to the best of his knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
     (vi) except as described in or contemplated by the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (regulatory or otherwise) against the Company or any Significant Subsidiary that are likely, in the aggregate, to result in any material adverse change in the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole or that are likely, in the aggregate, to materially and adversely affect the consummation of this Agreement, or the transactions contemplated herein or therein; and
     (vii) the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, the articles of incorporation or by-laws of the Company or any Significant Subsidiary, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Significant Subsidiary is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations that, in the case of any such breach, default or Repayment Event, would have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries considered as a whole; and
     (viii) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions herein contemplated, except such as have been already obtained or as may be required under the Securities Act or state securities laws.
     (e) The Representative shall have received on the date hereof and shall receive on the Closing Date from Deloitte & Touche LLP, a letter addressed to the Representative, on behalf of the Underwriters, containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the audit reports, financial statements and certain financial information contained in or incorporated by reference into the Pricing Prospectus and the Prospectus.
     (f) At the Closing Date, the Representative shall receive a certificate of the Chairman, President, Treasurer or a Vice President of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date.
     (g) Any Permitted Free Writing Prospectus, and any other material required pursuant to Rule 433(d) under the Securities Act, shall have been filed by the Company with the Commission within the applicable time periods prescribed by Rule 433.
     (h) All legal proceedings taken in connection with the sale and delivery of the Shares shall have been satisfactory in form and substance to counsel for the Underwriters.
     (i) At the Closing Date, the Shares shall have been approved for listing on The New York Stock Exchange, subject only to official notice of issuance.
     (j) At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A to Schedule V hereto signed by the persons listed on Schedule V hereto.
     (k) If the Underwriters exercise their option provided in paragraph 4(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Option Closing Date and, at each Option Closing Date, the Representative shall have received:
     (i) Officers’ Certificate. A certificate, dated such Option Closing Date, of the Chairman, President, Treasurer or a Vice President of the Company confirming that the certificates delivered at the Closing Date pursuant to paragraphs 10(a) and 10(e) hereof remain true and correct as of such Option Closing Date.
     (ii) Opinion of Counsel for the Company. The favorable opinion and/or assurance statement of Hunton & Williams LLP, counsel to the Company, together with the favorable opinion and/or assurance statement of Frank A. Schiller, Esq., General Counsel of the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by paragraphs 10(b) and 10(c), respectively, hereof.
     (iii) Opinion of Counsel for the Underwriters. The favorable opinion of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Shares to be purchased on such Option

Closing Date and otherwise to the same effect as the opinion required by paragraph 10(b) hereof.
     (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letters furnished to the Representative pursuant to paragraph 10(d) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Option Closing Date.
     In case any of the conditions specified above in this paragraph 10 shall not have been fulfilled or waived by 2:00 p.m. New York City time on the Relevant Closing Date, this Agreement or, in the case of any condition to the purchase of Option Shares, on a date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representative by delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 8 and 9 hereof.
     11. Conditions of the Company’s Obligations. The obligations of the Company to deliver the Shares on the Relevant Closing Date shall be subject to the following condition. No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Relevant Closing Date, and no proceedings for that purpose shall be pending before or threatened by the Commission on the Relevant Closing Date.
     In case the condition specified in this paragraph 11 shall not have been fulfilled at the Relevant Closing Date, this Agreement may be terminated by the Company by delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 8 and 9 hereof.
     12. Indemnification.
     (a) The Company agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each such Underwriter, each such officer and director, and each such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or in any issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph 12 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with the information furnished herein or in writing to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement to any thereof, or any free writing prospectus used by the Company, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939, as amended (Form T-1) of the Trustee. The indemnity agreement of the Company contained in this paragraph 12 and the representations and warranties of the Company contained in paragraph 3 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, and any such officer or director or any such controlling person and shall survive the delivery of the Shares. The Underwriters agree to notify promptly the Company, and each other Underwriter, of the commencement of any litigation or proceedings against them, or any of them, or any such officer or director, or any such controlling person, in connection with the sale of the Shares.
     (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its officers who signed the Registration Statement and its directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Underwriter or through the Representative on behalf of such Underwriter expressly for use in the Registration Statement, or the Pricing Disclosure Package or any amendment or supplement to any thereof. The indemnity agreement of all the respective Underwriters contained in this paragraph 12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any other Underwriter, or any such officer or director or any such controlling person, and shall survive the delivery of the Shares. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers or directors, or any such controlling person, in connection with the sale of the Shares.

     (c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against it, its officers or directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. The Company and each of the Underwriters agree that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify such indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party on account of any indemnity agreement contained herein if such indemnifying party was materially prejudiced by such omission, but shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, as such expenses are incurred; provided, however, if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and counsel for the indemnified party shall have concluded, in its reasonable judgment, that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel) representing the indemnified parties who are parties to such action). Each of the Company and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent includes an unconditional release of such other party from all liability arising out of such claim.
     (d) If the indemnification provided for in subparagraphs (a) or (b) above is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subparagraph (d). The rights of contribution contained in this Section 12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company and shall survive delivery of the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subparagraph (d), each officer and director of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this subparagraph (d) are several in proportion to the number of Shares set forth opposite their respective names in Schedule II hereto and not joint.
     (e) For purposes of this paragraph 12, it is understood and agreed that the only information provided by the Underwriters expressly for use in the Registration Statement and the Pricing Disclosure Package (other than information separately provided by Lazard Capital Markets LLC) were the following parts of the section titled “Underwriting”: the second, seventh, thirteenth, fourteenth and fifteenth paragraphs. In addition, Lazard Capital Markets LLC provided paragraph six under the caption “Underwriting.”
     13. Termination Date of this Agreement. This Agreement, or the obligations of the several Underwriters to purchase Option Shares on a date which is after the Closing Date, may be terminated by the Representative at any time prior to the Relevant Closing Date by delivering written notice thereof to the Company, if on or after the date of this Agreement but prior to such time (a) there shall have occurred any general suspension of trading in securities on The New York Stock Exchange, or there shall have been established by The New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, any limitation on prices for such trading or any restrictions on the distribution of securities, or trading in any securities of the Company shall have been suspended or materially limited by The New York Stock Exchange, or (b) there shall have occurred any new outbreak of hostilities, including, but not limited to, significant escalation of hostilities that existed on or prior to the date of this Agreement, or any national or international calamity or crisis, or any material adverse change in the financial markets of the United States, the effect of which outbreak, escalation, calamity or crisis, or material adverse change in the financial markets of the United States shall be such as to make it impracticable, in the judgment of the Representative, for the Underwriters to enforce contracts for the sale of the Shares, or (c) the Company or any Significant Subsidiary shall have sustained a substantial loss by fire, flood, accident or other calamity that renders it impracticable, in the judgment of the Representative, to consummate the sale of the Shares and the delivery of the Shares by the several Underwriters at the initial public offering price or (d) there shall have been any downgrading or any notice of any intended or potential downgrading in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” as that term is defined by the Commission for the purposes of Securities Act Rule 436(g)(2), or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s outstanding debt, the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to consummate the sale of the Shares and the delivery of the Shares by the several Underwriters at the initial public offering price or (e) there shall have been declared, by either federal or New York authorities, a general banking moratorium. This Agreement (or such obligation to purchase Option Shares) may also be terminated at any time prior to the Relevant Closing Date if, in the judgment of the Representative, the subject matter of any amendment or supplement to the Registration Statement, the Preliminary Prospectus or Prospectus (other than an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) filed after the execution of this Agreement but prior to such Relevant Closing Date shall have materially impaired the marketability of the Shares. Any termination hereof pursuant to this paragraph 13 shall be without liability of any party to any other party except as otherwise provided in paragraphs 8 and 9 hereof.
     14. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. Unless otherwise specified, time of day refers to New York City time. This Agreement shall inure to the benefit of, and be binding upon, the Company, the several Underwriters, and with respect to the provisions of paragraph 12 hereof, the officers and directors and each controlling person referred to in paragraph 12 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

     15. Nature of Relationship. The Company acknowledges and agrees that (a) in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary relationship, (b) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (c) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (d) any review by the Underwriters or the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     16. Notices. All communications hereunder shall be in writing or by telefax and, if to the Underwriters, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Representatives at J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10036 and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, and if to the Company, shall be mailed or delivered to it at 410 S. Wilmington Street, Raleigh, North Carolina 27601-1748, attention of Thomas R. Sullivan, Vice President and Treasurer.
     17. Counterparts. This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.
     18. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings assigned to them in the Registration Statement.
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     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, PROGRESS ENERGY, INC.
By:	/s/ Thomas R. Sullivan
Authorized Representative

Accepted as of the date first
above written, as Underwriter
named in, and as the Representative
of the other Underwriters named on
Schedule III of this Agreement.
J.P. MORGAN SECURITIES INC.

By:	/s/ Lee Stettner
Name: Lee Stettner
Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth G. Potts

Name: Kenneth G. Potts
Title: Managing Director
[Signature Page for the Common Stock Underwriting Agreement]

NOT USED
SCHEDULE I
Free Writing Prospectus Dated January [7], 2009
Registration Statement No. 333-155418
Filed Pursuant to Rule 433 of the Securities Act of 1933
Progress Energy, Inc.
Shares of Common Stock

Issuer:	Progress Energy, Inc.

Security:	Shares of Common Stock

Shares Offered:	[ ] common shares

Option Shares:	[ ] common shares

Public Offering Price:	[$ ] per common share; [$ ] total (not including Option Shares)

Underwriting Discounts and Commissions:	[$ ] per common share; [$ ] total (not including Option Shares)

Proceeds to the Issuer (before expenses)	[$ ] per common share; [$ ] total (not including Option Shares)

Estimated Issuer Expenses:	[$ ], excluding underwriting discounts and commissions

Use of Proceeds:	Issuer intends to use approximately [$ ] million of the net proceeds from this offering to [ ]

Co-Lead Managers:	J.P. Morgan Securities Inc. Morgan Stanley Co. & Incorporated

Underwriting Allocation:	J.P. Morgan Securities Inc	[ ]
	Morgan Stanley Co. & Incorporated	[ ]
	Robert W. Baird & Co. Incorporated	[ ]
	Lazard Capital Markets LLC	[ ]
	UBS Securities LLC	[ ]

Settlement Date:	January 12, 2009

Type of Security:	SEC Registered
     The issuer has filed a registration statement (including prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, the issuer, any Underwriter or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling J.P. Morgan Securities Inc., toll-free at 1-866-430-0686, or Morgan Stanley & Co. Incorporated at 1-866-718-1649.

-II-

SCHEDULE II

	Number of Firm Shares	Number of Option Shares
Underwriters	to be Purchased	to be Purchased
J.P. Morgan Securities Inc.	5,000,000	750,000

Morgan Stanley & Co. Incorporated	5,000,000	750,000

Robert W. Baird & Co. Incorporated	1,000,000	150,000

Lazard Capital Markets LLC	750,000	112,500

UBS Securities LLC	750,000	112,500

Representatives:	J.P. Morgan Securities Inc. Morgan Stanley & Co. Incorporated

SCHEDULE III
Pricing Disclosure Package
1)	Preliminary Prospectus Supplement dated January 6, 2009

2)	Permitted Free Writing Prospectuses
a)	None
Information Conveyed to Investors at or About the Time of Pricing

Designation:	Common Stock

Amount:	12,500,000 shares

Purchase Price:	$36.375 per share

Public Offering Price:	$37.50 per share

SCHEDULE IV
Significant Subsidiaries
1)	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

2)	Florida Power Corporation d/b/a Progress Energy Florida, Inc.

3)	Florida Progress Corporation

SCHEDULE V
Persons Executing Lock-Up Agreements
James E. Bostic, Jr.
David L. Burner
Jeffrey A. Corbett
Harris E. DeLoach, Jr.
James B. Hyler, Jr.
William D. Johnson
Robert W. Jones
W. Steven Jones
Michael A. Lewis
Jeffrey J. Lyash
John R. McArthur
E. Marie McKee
Mark F. Mulhern
John H. Mullin, III
Charles W. Pryor, Jr.
Carlos A. Saladrigas
James Scarola
Frank A. Schiller
Paula J. Sims
Jeffrey M. Stone
Theresa M. Stone
Alfred C. Tollison, Jr.
Lloyd M. Yates

Exhibit A
[Form of Lock-Up Agreement]
January [___], 2009
J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10036
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Re:	Proposed Public Offering by Progress Energy, Inc.
Dear Sirs:
The undersigned, an officer and/or director of Progress Energy, Inc. (the “Company”), understands that J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the “Representative”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock (no par value) (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or make any demand for or exercise any right with respect to the registration of the foregoing under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding the foregoing, nothing in this agreement shall prohibit or otherwise restrict the undersigned from making (i) a transfer to a family member or trust, provided the transferee or transferees thereof agree in writing to be bound by this restriction or (ii) a transfer to a transferee or transferees as a bona fide gift or gifts, provided the transferee or transferees thereof agree in writing to be bound by this restriction.
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If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth herein shall likewise be terminated.

Very truly yours,

Signature:

Print Name: